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                                                                    Exhibit 15.1

November 26, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated April 22, 2003, July 21, 2003 and October 26, 2003 on our reviews of interim financial information of WellPoint Health Networks Inc. (the "Company") as of and for the periods ended March 31, 2003, June 30, 2003 and September 30, 2003, respectively, and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in this Registration Statement.

Very truly yours,

PricewaterhouseCoopers LLP